UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 18, 2006

FIDELITY NATIONAL TITLE GROUP, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-32630	16-1725106

(State or other Jurisdiction of	(Commission File	(IRS Employer
Incorporation or Organization)	Number)	Identification No.)

601 Riverside Avenue
Jacksonville, Florida	32204

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (904) 854-8100

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
On January 18, 2006, Fidelity National Title Group, Inc. (the “Company” or “FNT”) completed its offers to exchange outstanding notes of its parent company, Fidelity National Financial, Inc. (“FNF”) for newly issued FNT notes. In connection with the completion of the exchange offers, on January 18, 2006 the Company entered into a Supplemental Indenture, dated as of January 6, 2006, with the Bank of New York Trust Company, N.A. (the “Supplemental Indenture”), to effect amendments to the Indenture, dated as of December 8, 2005, between the Company and the Bank of New York Trust Company, N.A., as Trustee (the “Indenture”), to change the covenants and events of default contained in the Indenture to more closely conform to those originally applicable to the FNF notes obtained in the exchange offers.
The Supplemental Indenture amends provisions of the Indenture relating to limitations on liens incurred by FNT and occurrences that would constitute “events of default” under the Indenture. The Supplemental Indenture also amends the Indenture by adding certain covenants relating to the Company’s maintenance of insurance and books and records of account, and its compliance with law. The foregoing description of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as an exhibit to this report and incorporated by reference herein.
The Company and FNF have also effected certain changes to the Company’s mirror note obligations to FNF to correspond to the changes to FNF’s outstanding debt obligations resulting from the exchange offers. The Company has delivered to FNF, in partial redemption of the Company’s $250,000,000 7.30% Mirror Note due August 15, 2011, the $241,347,000 aggregate principal amount of FNF’s 7.30% Notes due August 15, 2011 the Company obtained in the exchange offers. To reflect this partial redemption, the 7.30% Mirror Note due August 15, 2011 has been replaced with an identical mirror note in a denomination equal in aggregate principal amount to its unredeemed portion. The replacement mirror note has the same form, terms and stated maturity as the mirror note it replaces, but carries a face value of $8,653,000 in aggregate principal amount. The replacement mirror note is attached as an exhibit hereto. FNT may seek to acquire some or all of the 7.30% FNF Notes remaining outstanding, through purchases in the open market, privately negotiated purchases or otherwise. In the event that any such notes are acquired by FNT, it is anticipated that FNT would deliver them to FNF in further redemption of the remaining 7.30% Mirror Note due August 15, 2011.

ITEM 1.02	Termination of a Material Definitive Agreement
In connection with the completion of the exchange offers, the Company has delivered to FNF, in full redemption of the Company’s $250,000,000 5.25% Mirror Note due March 15, 2013, the $250,000,000 aggregate principal amount of FNF’s 5.25% Notes due March 15, 2013 the Company obtained in the exchange offers. As a result, the Company’s 5.25% Mirror Note due March 15, 2013 has been cancelled.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description
4.1	Supplemental Indenture, dated as of January 6, 2006, between Fidelity National Title Group, Inc. and The Bank of New York Trust Company, N.A.

10.1	7.30% Mirror Note due August 15, 2011
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL TITLE GROUP, INC.

	By:	/s/ Anthony J. Park

Anthony J. Park Chief Financial Officer

Dated: January 24, 2006

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